As filed with the Securities and Exchange Commission on June 26, 2008
Registration Statement No. 333-82489

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
BANKATLANTIC BANCORP, INC.
(Exact name of registrant as specified in its charter)

Florida (State of Incorporation)	65-0507804 (IRS Employer Identification No.)

2100 West Cypress Creek Road Fort Lauderdale, Florida (Address of Principal Executive Offices)	33309 (Zip Code)
BANKATLANTIC SECURITY PLUS PLAN
(Full title of Plan)
Alan B. Levan
BankAtlantic Bancorp, Inc.
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309
(954) 958-1800
(Name, address and telephone number of agent for service)
Copies to:
Alison W. Miller
Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.
150 West Flagler Street, Suite 2200
Miami, Florida 33130
(305) 789-3200

DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-82489) (the “Registration Statement”) of BankAtlantic Bancorp (the “Company”), which was filed with the Securities and Exchange Commission and became effective on July 8, 1999. The Registration Statement registered an aggregate of 150,000 shares of the Company’s Class A Common Stock to be offered and sold pursuant to the BankAtlantic Security Plus Plan (the “Plan”) and an indeterminate amount of interests to be offered and sold pursuant to the Plan (the “Plan Participation Interests”). On January 2, 2008, the Company ceased offering its securities as an investment option under the Plan. Accordingly, the Company is filing this Post-Effective Amendment No. 1 to deregister all of the shares of Class A Common Stock and all of the Plan Participation Interests that remain available for issuance under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such shares of Class A Common Stock and Plan Participation Interests.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on the 26th day of June, 2008.

BANKATLANTIC BANCORP, INC.
By:	/s/ Alan B. Levan
Alan B. Levan
Chairman of the Board of Directors, Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Alan B. Levan Alan B. Levan	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 26, 2008
* John E. Abdo	Vice-Chairman of the Board	June 26, 2008
/s/ Valerie C. Toalson Valerie C. Toalson	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 26, 2008
* Steven M. Coldren	Director	June 26, 2008
Mary E. Ginestra	Director
* Bruno L. DiGiulian	Director	June 26, 2008
* Charlie C. Winningham, II	Director	June 26, 2008
/s/ Jarett S. Levan Jarett S. Levan	Director and President	June 26, 2008
Willis N. Holcombe	Director
David A. Lieberman	Director
D. Keith Cobb	Director

*	By:	/s/ Alan B. Levan
Alan B. Levan, Attorney-in-fact

3